UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 7, 2012
Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 7, 2012, Standard Parking Corporation (“Standard”) issued a press release announcing that James Marcum, the current Chief Executive Officer of KCPC Holdings, Inc., the ultimate parent of Central Parking Corporation (“KCPC”), will not serve as Chief Operating Officer of Standard following the consummation of the merger (the “Merger”) contemplated by, and subject to the terms and conditions of, the Agreement and Plan of Merger, dated as of February 28, 2012, by and among Standard, KCPC, Hermitage Merger Sub, Inc. and Kohlberg CPC Rep, L.L.C., in its capacity as the Stockholders’ Representative.  While Standard and Mr. Marcum were unable to reach agreement on the terms of the Chief Operating Officer role, Mr. Marcum will remain an active member of the executive-level integration planning committee for as long as is determined to be ideal for the combined company, and for at least three months in all events, in order to facilitate a smooth and effective post-closing integration of the two companies.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1                           Press release issued by Standard Parking Corporation on September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: September 7, 2012	/s/ G. MARC BAUMANN
G. Marc Baumann
Chief Financial Officer